                                                                   EXHIBIT 11.1

                            OLYMPIC FINANCIAL LTD.
                      COMPUTATION OF EARNINGS PER SHARE
                            (DOLLARS IN THOUSANDS)

                                                                  THREE MONTHS ENDED              SIX MONTHS ENDED
                                                                         JUNE 30,                      JUNE 30,
                                                                --------------------------    --------------------------
PRIMARY:                                                            1996          1995           1996           1995
                                                                -----------    -----------    -----------    -----------
Income before extraordinary item and preferred dividends . . .  $    14,715    $     6,616    $    25,793    $    10,078
Less preferred dividends . . . . . . . . . . . . . . . . . . .         (363)          (558)          (807)        (1,123)
                                                                -----------    -----------    -----------    -----------
Net income before extraordinary item applicable to common
  stock. . . . . . . . . . . . . . . . . . . . . . . . . . . .       14,352          6,058         24,986          8,955
Less extraordinary item. . . . . . . . . . . . . . . . . . . .           --           (512)            --         (3,856)
                                                                -----------    -----------    -----------    -----------
  Net income applicable to common stock. . . . . . . . . . . .  $    14,352    $     5,546    $    24,986    $     5,099
                                                                -----------    -----------    -----------    -----------
                                                                -----------    -----------    -----------    -----------
Weighted average number of commons shares outstanding. . . . .   31,019,492     17,102,068     27,078,748     13,564,945
Net effect of assumed exercise of stock options and warrants .    2,488,723      3,554,498      2,318,572      3,122,143
                                                                -----------    -----------    -----------    -----------
  Weighted average primary shares. . . . . . . . . . . . . . .   33,508,215     20,656,566     29,397,320     16,687,088
                                                                -----------    -----------    -----------    -----------
                                                                -----------    -----------    -----------    -----------
Net income per common share before extraordinary item. . . . .  $      0.43    $      0.29    $      0.85    $      0.54
Extraordinary item per common share. . . . . . . . . . . . . .           --          (0.02)            --          (0.23)
                                                                -----------    -----------    -----------    -----------
  Net income per common share. . . . . . . . . . . . . . . . .  $      0.43    $      0.27    $      0.85    $      0.31
                                                                -----------    -----------    -----------    -----------
                                                                -----------    -----------    -----------    -----------

FULLY DILUTED:

Income before extraordinary item and preferred dividends. . .   $    14,715    $     6,616    $    25,793   $     10,078
Less extraordinary item . . . . . . . . . . . . . . . . . . .            --           (512)            --         (3,856)
                                                                -----------    -----------    -----------    -----------
  Net income as adjusted. . . . . . . . . . . . . . . . . . .   $    14,715    $     6,104    $    25,793    $     6,222
                                                                -----------    -----------    -----------    -----------
                                                                -----------    -----------    -----------    -----------
Weighted average number of common shares outstanding  . . . .    31,019,492     17,102,068     27,078,748     13,564,945
Net effect of assumed exercise of stock options and warrants      2,687,123      4,353,498      2,912,442      4,347,324
Net effect of assumed conversion of 8% Cumulative Convertible
  Exchangeable Preferred stock . . . . . . . . . . . . . . .      3,498,672      5,206,055      3,990,615      5,206,055
                                                                -----------    -----------    -----------    -----------
  Weighted average fully diluted shares. . . . . . . . . . .     37,205,287     26,661,621     33,981,805     23,118,324
                                                                -----------    -----------    -----------    -----------
                                                                -----------    -----------    -----------    -----------
Net income per share before extraordinary item . . . . . . .    $      0.40    $      0.25    $      0.76    $      0.44
Extraordinary item per share . . . . . . . . . . . . . . . .             --          (0.02)            --          (0.17)
                                                                -----------    -----------    -----------    -----------
  Net income per share . . . . . . . . . . . . . . . . . . .    $      0.40    $      0.23    $      0.76    $      0.27
                                                                -----------    -----------    -----------    -----------
                                                                -----------    -----------    -----------    -----------

                                      26